                                                                     EXHIBIT 4.5


W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES



                        EXHIBIT 1.3(ii) - PROMISSORY NOTE
                           DATED ___________ MAY, 1998

                                   INSTRUMENT
                            CONSTITUTING THE ISSUE OF
                   (POUND)L,000,000 LOAN NOTES 1998 (SERIES 1)
                                       OF
                              TIME ECLIPSE LIMITED

                        SI HOLDING CORPORATION, GUARANTOR

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES



                                TABLE OF CONTENTS


PARTIES
OPERATIVE PROVISIONS
         1.       DEFINITIONS AND INTERPRETATIONS
         2.       AMOUNT AND STATUS OF NOTES
         3.       INTEREST
         4.       REDEMPTION OF NOTES
         5.       CERTIFICATES
         6.       SURRENDER AND CANCELLATION
         7.       REPRESENTATIONS AND WARRANTIES
         8.       COVENANTS OF THE COMPANY
         9.       EVENTS OF DEFAULT
         10       REGISTRATION
         11.      TITLE OF NOTEHOLDERS
         12.      TRANSFER OF NOTES
         13.      TRANSMISSION OF NOTES
         14.      PRESCRIPTION
         15.      MEETINGS
         16.      ALTERATION OF THIS INSTRUMENT
         17.      FURTHER LOAN CAPITAL
         18.      NOTICES
         19.      GENERAL
         20.      SET OFF
         21.      EVIDENCE
         22.      LAW
SCHEDULE 1
SCHEDULE 2
GUARANTY

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES



                             _____________ MAY 1998

PARTIES

TIME ECLIPSE LIMITED (NO. 3494408)
         WHOSE REGISTERED OFFICE IS AT UNIT 3
         MOTORWAY INDUSTRIAL ESTATE, SHEFFIELD S9 1DH ENGLAND
         (HEREINAFTER, THE "COMPANY")

SI HOLDING CORPORATION, AS GUARANTOR
         A DELAWARE CORPORATION WITH PRINCIPAL OFFICES AT
         900 MARKET STREET, WILMINGTON, DE USA

INTRODUCTION

         (A) Pursuant to its Memorandum and Articles of Association, and by resolution of its board of directors, dated April ____, 1998, the Company resolved to create, and by this Instrument, to constitute (pound)1,000,000 in nominal amount of Loan Notes 1998 (Series 1).

         (B) This Instrument and the Schedules constitute the Notes.

OPERATIVE PROVISIONS

1.0      DEFINITIONS AND INTERPRETATIONS.

         1.1 In this Instrument and the Schedules, the following expressions, unless the content requires otherwise:

                  "Business Day" means a day (excluding Saturdays, Sundays and any public holiday) on which banks are open for business in the City of London;

                  "Directors" means the board of directors of the Company for the time being;

                  "Certificate" means a certificate for Notes issued in accordance with Clause 2 and substantially in the form set out in Schedule 1;

                  "Event of Default" means any of the events provided for in Clause 9;

                  "Extraordinary Resolution" means a resolution passed on a show of hands by a majority of not less than three-quarters of the Noteholders present and voting at a meeting of Noteholders, or if a poll is demanded, either by the chairman of the meeting or by Noteholders

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


holding not less than one-tenth in nominal amount of the Notes for the time being outstanding, by a majority of not less than three-quarters in number of the votes given on that poll;

                  "Guaranty" means a guarantee of even date provided by the Guarantor to the Noteholders for certain obligations of the Company under the Notes, a copy of which is annexed as Schedule 2;

                  "Guarantor" means SI Holding Corporation, a corporation organized and existing under the laws of Delaware, USA;


                  "Notes" means the (pound)l,000,000 Loan Notes 1998 (Series 1) of the Company constituted by this Instrument or the nominal amount of them for the time being outstanding or as the context may require a specific portion of them, which Notes are given by the Company in partial consideration of its purchase of all the outstanding and issued shares of the W. Notting Limited pursuant to the Share Purchase Agreement;

                  "Noteholders" means the several persons for the time being entered in the Register as holders of the Notes, which Noteholders are all the selling holders of all the outstanding and issued shares of W.
Notting Limited;

                  "Noteholders' Solicitors" means Shoosmiths & Harrison, Lockhouse, Castle Meadow Road, Nottingham NG2 1AG ENGLAND.

                  "Pounds Sterling" and "(pound)" mean the lawful currency from time to time of the United Kingdom;

                  "Register" means the register of Notes and Noteholders to be maintained by the Company pursuant to Clause 10;

                  "Repayment Date" means 30 April 1999;

                  "Share Purchase Agreement" means a certain share sale and purchase agreement dated the date hereof and made between Company and all the shareholders of W. Notting Limited, which shareholders are all the present Noteholders, pursuant to which the Company is purchasing all the outstanding and issued shares of W.
Notting Limited;

                  "Subsidiary" means a subsidiary within the meaning of Section 736 of the Companies Act 1985; and

         1.2 Words denoting the singular shall include the plural and vice versa. Words denoting the masculine gender shall include the feminine and neuter genders and vice versa.

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


References to persons shall include bodies corporate, unincorporated associations and partnerships. References to any statute or statutory provision shall include any statute or statutory provision which amends, consolidates, extends or replaces the same.

         1.3 Words and phrases defined in the Companies Act 1985 shall, save as expressly provided in this Instrument, have the same meanings in this Instrument and the Schedules.

         1.4 References to Clauses and Schedules shall be to Clauses of, and the Schedules to, this Instrument. Headings in this Instrument are inserted for ease of reference only and shall not affect its interpretation.

         1.5 The word "redemption" includes purchase and repayment, and the words "redeem" or "redeemed" shall be construed accordingly.

         1.6 The words "this Instrument" refer to the provisions of this Instrument and the Schedules to the Instrument (as from time to time modified under the terms of this Instrument) and any deed expressed to be supplemental to this Instrument.


2.0      AMOUNT AND STATUS OF NOTES.

         2.1 The principal amount of the Notes is limited to (pound)l,000,000. The Notes shall be issued in denominations and integral multiples of (pound)1 in nominal amount, subject to, and with the benefit of, the provisions of this Instrument. All the obligations and covenants contained in this Instrument shall be binding on the Company and the Noteholders, and all persons claiming through them.

         2.2 The Notes constitute direct, unconditional, unsecured and unsubordinated obligations of the Company and rank, and will rank, pari passu without any discrimination or preference among themselves and (except for statutory preferred debt) at least pari passu with all other unsecured indebtedness, which is not subordinated, of the Company.

         2.3 The Notes and certain interest and other sums payable under, or in respect of, the Notes shall be guaranteed by the Guarantor pursuant to the Guaranty.

         2.4 The Notes shall not be offered to the public for subscription or purchase and shall not be capable of being dealt in on any stock exchange in the United Kingdom or elsewhere. No application has been, or shall be, made to any stock exchange for permission to deal in or for the listing or quotation of the Notes.

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


3.0      INTEREST.

         3.1 The Notes will carry interest at eight and one-half percent (8.5%) per annum. Such interest will accrue daily, from the date hereof, in arrears on the basis of a year of 365 days. The first accrued interest payment will be payable on 31 October 1998. Interest accruing after 31 October 1998 will be payable in arrears on 30 April 1999.

         3.2 For so long as interest payable on the Notes is by law payable under deduction or withholding of tax, the Company shall deliver up to the Noteholders, in respect of the interest paid to the Noteholders, within 14 days after payment of any such interest, a certificate as to the gross amount of such payment and the amount of tax deducted or withheld.

         3.3 Subject to the provisions of Clause 3.2 and Clause 20, save as otherwise required by law, all payments, whether of principal, interest or other amounts due in relation to the Notes, shall be paid in full, free of any withholding, deduction, set-off or counterclaim.

4.0      REDEMPTION OF NOTES.

         4.1 All Notes not previously redeemed by the Company in accordance with the provisions of this Instrument will be repaid in Pounds Sterling together with accrued interest (after deduction of tax under Clause 3.2 and set-off under Clause 20) on the Repayment Date.

                  4.2 The Notes shall not be subject to redemption by the Company prior to the Repayment Date.

         4.3 The Notes shall, subject to Clause 9 relating to Events of Default, be subject to call for redemption by any Noteholder subsequent to the Repayment Date.

         4.4 Payment of all or part of the principal and accrued interest on any Notes may be made by cheque or telegraphic transfer, or any other method of payment agreed between the Company and the Noteholders, from time to time, to the bank account designated for such purpose with the Noteholders' Solicitors. Every such cheque may be sent through the post at the risk of the holder, or joint holders, to the address of the Noteholders' Solicitors.

5.0      CERTIFICATES.

         5.1 The Company shall issue duly executed Certificates for the Notes. The Certificates shall be in the form, or substantially in the form, set out in
Schedule I and shall have attached to each of them a copy of this Instrument.

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


         5.2 The Certificates for the Notes shall be issued in accordance with the provisions of the Articles of Association for the time being of the Company relating to the issue of certificates for securities of the Company.

         5.3 Each Noteholder, or the joint holders, of any Note shall be entitled without charge to one Certificate for the total amount of the Note registered in his name, or their names, or, if he or they desire, to several such certificates each for a part (being (pound)l in nominal value of the Notes or an integral multiple thereof) of the Notes so registered upon payment of the sum of (pound)l for every Certificate beyond the first. Any Certificate in the names of such joint holders of any Note shall be delivered to the first named of such joint holders in the Register unless all such joint holders otherwise specify in writing to the Company.

         5.4 If any Certificate is defaced, worn out, lost or destroyed, the Company shall issue a new Certificate on payment of such fee not exceeding (pound)1 and on such terms (if any) as the directors may require as to indemnity and evidence of defacement, wearing out, loss or destruction. In the case of defacement or wearing out, the defaced or worn out Certificate shall be surrendered and canceled before the new Certificate is issued. In the case of loss or destruction, the person availing himself of the provisions of this Clause shall also pay to the Company (if demanded) all reasonable expenses incidental to the investigation of evidence of loss or destruction and the preparation of any form of indemnity. There shall be entered in the Register particulars of the issue of any new Certificate and any indemnity.

6.0      SURRENDER AND CANCELLATION.

         6.1 Notes shall only be redeemed against surrender of the relevant Certificate(s) for cancellation in the case of full redemption and for the enfacement of a memorandum of the amount and date of redemption in the case of partial redemption.

         6.2 All Notes redeemed by the Company under the provisions of this Instrument shall be canceled and shall not be reissued.

7.0 Warranties. The Company warrants to each Noteholder that at the date hereof:

         7.1 Company has full power to issue and perform its obligations under the Notes, to borrow and repay up to the maximum amount of the Notes and has obtained, and will maintain in effect, all consents necessary for the foregoing purposes.

         7.2 The issue of the Notes does not and will not constitute an event of default under any agreement, document or instrument to which it is a party, or a breach of its Memorandum of Association.

         7.3 No event has occurred which constitutes an Event of Default.

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


8.0 COVENANTS BY THE COMPANY. So long as any of the Notes remains outstanding, the Company covenants as follows:

         8.1 Company will at all times perform and comply with its obligations set out in this Instrument and the Certificates.

         8.2 Company will at all times carry on and conduct its affairs in a proper and efficient manner.

         8.3 Company will send to the Noteholders' Solicitors free of charge a copy of every balance sheet, profit and loss account report, circular, notice and document issued or sent generally to the members, or holders of securities other than its members, of the Company in each case as soon as practical after issue or publication.

         8.4 Company will procure a consolidated balance sheet of the Company and its Affiliates, including the Guarantor, to be prepared and audited in respect of each of its financial periods and copies be sent to the Noteholders's Solicitors within 120 days of the end of each financial period.

         8.5 Company will not take any steps or actions which impair or adversely affect the enforceability of this Instrument.

9.0      EVENTS OF DEFAULT.

         9.1 The Notes shall become immediately repayable, together with any accrued interest (after deductions permitted in this Instrument) up to, but excluding, the date of redemption on the occurrence of any of the following events, to the extent that any of these events continues to exist after the Sellers' Committee (as defined in the Share Purchase Agreement) has provided written notice of same to the Company:

                  9.1.1 any principal or interest on any Note is not paid within 7 days of its due date for payment; or

                  9.1.2 the Company fails to comply with any other terms of this Instrument or the Notes and that failure is not remedied or, where capable of remedy, remains unremedied for twenty-one (21) days; or

                  9.1.3 the Company ceases, or threatens to cease, to carry on its business or a substantial part of its business, except as a result of a winding up pursuant to a scheme previously approved by Extraordinary Resolution of the Noteholders; or

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


                  9.1.4 the Company is, or is adjudicated or found to be, insolvent or is (or is deemed to be) unable to, or admits inability to, pay its debts (within the meaning of Section 123(l) of the Insolvency Act 1986) or proposes or enters into any composition or other arrangement for the benefit of its creditors generally; or

                  9.1.5 any order is made by any competent court or any resolution is passed by the Company for the winding up or dissolution, or for the appointment of a liquidator of the Company (except for the purpose of a solvent amalgamation or reconstruction previously approved by Extraordinary Resolution of the Noteholders); or

                  9.1.6 any encumbrancer takes possession, or a receiver, administrative receiver, manager or sequestrator is appointed of the whole or any substantial part of the undertaking or assets of the company, or distress or other process is levied or enforced upon any of the assets, rights or revenues of the Company and any such action is not lifted or discharged within fourteen
(14) days; or

                  9.1.7 any order is made by any competent court for the appointment of an administrator in relation to the Company.

9.2 The Company shall forthwith give notice to each Noteholder of the happening of any event mentioned in Clause 9.1, et seq, upon becoming aware of same.

10.0     REGISTRATION.

         10.1 Every Noteholder shall receive, on the date hereof, a Certificate stating the nominal amount of the Note held by him/her/it. Every Certificate shall bear a denoting number. Joint Noteholders will be entitled only to one (1) Certificate in respect of the Note held by them jointly, and the same will be delivered to the first named of such joint holders.

         10.2 The Company shall at all times maintain the Register at its registered office or at such other place as the Company may from time to time decide, and there shall be entered in the Register (i) the names and addresses of the Noteholders; (ii) the amount of the Notes held by each registered holder;
(iii) the date at which the name of every such registered holder is entered in respect of the Notes standing in his name; (iv) the endorsements in respect of each Note; and (v) the serial number of each Certificate issued and its date of issue.

         10.3 Each Noteholder shall notify the Company of any change of his name or address, and the Company, upon receiving such notification, shall alter the Register accordingly.

         10.4 The Register shall at all times prescribed by law be open for inspection by the Noteholders, or any of them, or in the case of a corporation by any person authorized in writing

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W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


by the Noteholder, provided that the Register may be closed by the Company for not more than thirty (30) days in any one calendar year.

11.0     TITLE OF NOTEHOLDERS.

         11.1 The Company will recognize the registered holder(s) of any Notes as the absolute owner(s) and as alone entitled to receive and give effectual discharge for the monies comprised therein. The Company will not be bound to take notice of, or to see to the execution of, any trust, whether express, implied or constructive, to which any Notes may be subject. The receipt of the holder(s) for the moneys payable on repayment, and of a holder (or in the case of joint holdings of any one of the holders) for interest, shall be a good discharge to the Company notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any other person to, or in, such Notes, interest or moneys. No notice of any trust, whether express, implied or constructive, in respect of any Notes, shall (except as provided by statute or as required by an order of a court of competent jurisdiction) be entered on the Register.

         11.2 Every Noteholder shall be entitled to the principal amount of his Notes and accrued interest (after deductions permitted in this Instrument) free from all claims, liens, charges, encumbrances and any equity set-off or cross-claim on the part of the Company against the original or any intermediate holder of the Notes, except as expressly provided otherwise in this Instrument.

         11.3 If several persons are entered in the Register as joint holders of any Notes, the receipt by any one of such persons for any monies from time to time payable in respect of such Notes shall be as effective a discharge to the Company as if the person signing such receipt were the sole registered holder of such Notes.

         11.4 The Company shall recognize the executors and administrators of a sole registered holder of a Note as the only persons having any title or interest in such Note on the death of such Noteholder. The Company shall recognize the survivor or survivors of joint registered holders of a Note as the only person or persons having any title or interest in such Note on the death of one or more of such joint registered holders.

12.0 TRANSFER OF NOTES. The Notes are not assignable or otherwise transferable.

13.0 TRANSMISSION OF NOTES. Any person becoming entitled to any Notes in consequence of the death or bankruptcy of any Noteholder, or of any other event giving rise to the transmission of such Notes by operation of law, may be registered as the holder thereof upon such evidence of his title being produced as the directors of Company may reasonably require. The Company may in its sole discretion, retain any payments on such a Note until the person entitled to be registered under this Clause has been duly registered under the provisions of this Instrument.

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W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


14.0 PRESCRIPTION. The Company shall be discharged from its obligation to pay principal on the Notes, or accrued interest thereon, to the extent that the relevant Notes have not been surrendered to the Company by, or payment has been made by a Pounds Sterling cheque which remains uncashed at, the end of the period of twelve (12) years from the due date in respect of such payment.

15.0     MEETINGS.

         15.1 The Company may at any time convene a meeting of the Noteholders by giving at least twenty-one (21) days' prior written notice of the meeting to Noteholders. A meeting shall have power by an Extraordinary Resolution to sanction with the consent of the Company any modification, abrogation or compromise in respect of the rights of the Noteholders against the Company. A resolution in writing signed by the holders of at least three-quarters in nominal amount of the Notes shall be as effective as an Extraordinary Resolution duly passed at a meeting of the Noteholders.

         15.2 Any meeting for the purpose of Clause 15.1 shall (unless otherwise specifically provided) be convened, conducted and held in all respects as nearly as possible in the same way as shall be provided by the Articles of Association of the Company with regard to general meetings, but:

                  15.2.1 a member of the Company shall not be entitled to receive notice of, or to attend or vote, at any such meeting unless he be a Noteholder;

                  15.2.2 the quorum at any such meeting shall be persons holding or representing by proxy, one-third in nominal amount of the Notes (but if at any adjourned meeting a quorum, as so defined, is not present, those Noteholders who are present shall be a quorum), and

                  15.2.3 if a poll is demanded, each (pound)1 in nominal amount of Notes held shall confer one (1) vote.

                  In the case of joint holders, the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose, seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. A person appointed to act as a proxy need not be a Noteholder.

         15.3 If within fifteen (15) minutes from the time appointed for the meeting, a quorum is not present, the meeting shall stand adjourned to such day (not being less than fourteen nor more than twenty-eight days after the date of the meeting from which such adjournment takes place), time and place as the chairman of the meeting shall direct. At least seven (7) days' notice shall be given of an adjourned meeting, and such notice shall state that the Noteholders present,

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


whatever their number, or the Notes held or represented by them, will constitute a quorum for all purposes.

16.0 ALTERATION OF THIS INSTRUMENT. The provisions of this Instrument, and the conditions on which the Notes are held, may be altered, abrogated or added to with the consent in writing of the Company and an Extraordinary Resolution of the Noteholders.

17.0 FURTHER LOAN CAPITAL. The Company reserves absolutely and unconditionally the power to create and issue at its discretion from time to time further loan capital ranking pari passu with, or subordinate to the Notes, for cash or otherwise, at par or at a premium or discount, and with or without rights of conversion into, or subscription for, shares of the Company and carrying such rights as to premium, interest, maturity, repayment and otherwise as the Company shall think fit.

18.0 NOTICES. Any notice under, or in respect of, this Instrument shall be provided as set forth in SECTION 7.3 of the Share Purchase Agreement:

         to Company, as to Purchaser in said Share Purchase Agreement, and to Noteholders, as to Sellers in said Share Purchase Agreement with respect to notices relating to Warranties, the Tax Covenant or the Indemnified Liabilities, as defined in the Share Purchase Agreement.

19.0 GENERAL. A copy of this Instrument shall be supplied free of charge to each Noteholder on receipt by the Company of a written request from such Noteholder.

20.0 SET-OFF. Amounts otherwise due the Noteholders hereunder are subject to the right of set-off in favor of the Company as set forth in the Share Purchase Agreement.

21.0 LAW. This Instrument, the Schedules and the Notes shall be governed by, and construed in accordance with, English law. The Company, the Guarantor and the Noteholders accept the non-exclusive jurisdiction of the appropriate court of law in England in relation to all matters, claims or disputes arising out of, or in connection with, the terms of this Instrument and the Notes.

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


IN WITNESS WHEREOF, this Instrument has been executed and delivered as a DEED by the company on the day and year first above written.

EXECUTED as a deed by Time Eclipse Limited)
acting by                                 )


----------------------------
Joseph L Sylvia
Managing Director


ATTEST,


----------------------------
David P. Witman Secretary
Secretary

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


SCHEDULE 1 - THE CERTIFICATES
SERIES 1

         Each holder of the Notes shall be entitled to a Certificate stating the amount of the Notes held by him. Every Certificate shall be in the following, or substantially the following, form and shall be executed and delivered by the Company.

                              CERTIFICATE NO. ____
   CERTIFICATE FOR (POUND) __________ NOMINAL OF NOTES (THE "NOMINAL AMOUNT")

                              TIME ECLIPSE LIMITED
                                 (THE "COMPANY")
                (INCORPORATED UNDER THE COMPANIES ACT 1985, 1989)
                           (REGISTERED NO. _________)

                                (POUND)1,000,000
                            LOAN NOTES 1998 SERIES 1
                                  (THE "NOTES")

         Issued under the authority of the Memorandum and Articles of Association of the Company and pursuant to a resolution of its board of directors passed on this date.

         THIS IS TO CERTIFY THAT ________________________________
         of ____________________________________________________

         is/are the registered holder(s) of the above stated Nominal Amount of the Notes, fully paid, constituted by an Instrument entered into by the Company on this date (the "Instrument") and are issued with the benefit of, and subject to, the provisions contained in the Instrument, a copy of which may be obtained from the Company.

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


         Words and expressions defined in the Instrument shall have the same meanings in this Certificate.

         DATED: ______ May 1998

         Executed and delivered as a deed by
         Time Eclipse Limited, by

         -----------------------------
         Joseph L. Sylvia
         Managing Director

         ATTEST,

         -----------------------------
         David P. Witman
         Secretary

Notes:
         1. The Notes are redeemable in accordance with the terms and conditions contained in the Instrument which is available from the Company.

         2. Subject to the terms of the Instrument, the Notes are subject to restrictions against disposals.

         ISSUED IN ENGLAND

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


Noteholders                                                         Nominal Amounts
-----------                                                         ---------------
Georgina Miller                                                             122,060
Penelope Christine Gaisford St. Lawrence                                    117,394
Platinum Holdings Limited                                                    89,487
Marcris Holdings Limited                                                     82,929
Valerie Drew                                                                 67,572
Ronald Francis Kirby                                                         57,492
Thomas Nigel Miller                                                          56,929
Lady Davis                                                                   52,296
Joanna Marie Drew                                                            50,778
Bibury Investment Holding Inc.                                               44,875
Timothy Douglas Ian Drew                                                     39,791
Patrick Arnold Drew                                                          34,926
G. Miller and Dr. T.N. Miller                                                26,092
Dagmar Paton                                                                 23,948
Paul Malcolm Ruse                                                            14,746
Paul Sewell                                                                  13,097
Hon L. Miller                                                                12,127
Dennis Stephen Parker                                                        10,672
Kenneth Trickett                                                              9,944
Michael Johnson                                                               6,791
Timothy John Drew                                                             6,156
David Graham Drew                                                             5,748
Marcus Guy Drew                                                               5,457
Christopher Marcus Roy Drew                                                   5,457
Robin Patrick Barry Drew                                                      5,457
Sally Elizabeth Drew                                                          5,161
Simon Drew                                                                    5,161
M.T. Roxby Bott                                                               4,800
Mary Thorndike Drew                                                           3,490
John Greville Drew                                                            2,910
Jane Elisabeth Merrick-Johnson                                                2,910
Elena F.L. Miller                                                             2,425
David E.B. Miller                                                             2,425
Avril J.V. Miller                                                             2,425
Alexander H.J. Miller                                                         2,425
Matthew T.V. Miller                                                           2,425
J.T. Gaisford St. Lawrence                                                      728
Nicholas Blews Robotham                                                         486

Total                                                              (pound)1,000,000

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES


                            SCHEDULE 2 - THE GUARANTY
                                    SERIES 1

         The Guaranty is as set forth in SECTION 7.17 of the Share Purchase Agreement, incorporated herein by reference.

         DATED:  ____ May 1998

         Executed and delivered as a deed by
         SI Holding Corporation, by


         -----------------------------
         Joseph L Sylvia
         Director/Chief Financial Officer /Executive Vice President

         ATTEST,



         -----------------------------
         David P. Witman
         Secretary

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

W. NOTTING LIMITED
SHARE PURCHASE AGREEMENT DATED MAY___, 1998
EXHIBITS AND SCHEDULES




                                                                   July 22, 1998
Mr. Michael Johnson
The Needham Partnership
9 Needham Road
London, W I I 2RP England

Dear Michael:

         On behalf of the Sellers, Paul Sewell has just delivered to us for our review the Completion Financial Statement, copy attached, as well as his analysis of the adjustment to be made to the Purchase Price in accordance with
Section 1.2 of the Share Purchase Agreement.

         We have reviewed the Completion Financial Statement and are in agreement with it.

         Accordingly, Section 1. 1 of the Share Purchase Agreement is hereby modified to restate the Purchase Price at GBP 4,144,581 in that the Section 1.2 adjustment off the Completion Financial Statement is GBP 105,419. Consistently then, the amount of the Note as set forth in Section 1.3(ii) of the Share Purchase Agreement, as well as the principal amount on the Note itself, is hereby restated as BGP 894,581. Attached hereto as EXHIBIT A is the revised Schedule of Noteholders under the Note which should be attached to the original
Note in substitution for the former Schedule of Noteholders.


                                              Best regards,



                                              JJ.L. Sylvia
JLS/bm

Attachments

cc:      R. George
         D. Witman
         H. Gorgi
         R. Small
         D. Tilly
         N. Thorne


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

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